[SUTHERLAND ASBILL & BRENNAN LLP]







                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP





We consent to the reference to our firm under the heading "Legal Counsel" in the statement of additional information included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A for The Kelmoore Strategy(TM) Variable Trust (File No. 333-88877). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP





By:               /s/ Kimberly J. Smith
                  ---------------------
                  Kimberly J. Smith

Washington, D.C.
August 2, 2000


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[SUTHERLAND ASBILL & BRENNAN LLP]




                                 August 3, 2000





KIMBERLY J. SMITH
DIRECT LINE: (202) 383-0314
Internet: ksmith@sablaw.com


Board of Trustees
The Kelmoore Strategy(TM) Variable Trust
2471 East Bayshore Road
Suite 501
Palo Alto, California  94393

Re:      The Kelmoore Strategy(TM) Variable Trust

Ladies and Gentlemen:

We have acted as counsel to The Kelmoore Strategy(TM) Variable Trust, a Delaware business trust (the "Trust"), in connection with Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on August 4, 2000 (the "Amendment"), and relating to the issuance by the Trust of an indefinite number of shares of beneficial interest (the "Shares") in each of the Kelmoore Strategy(TM) Variable Trust and the Kelmoore Strategy (TM) Variable Eagle Fund (each, a "Fund").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following: (a) the Trust's Agreement and Declaration of Trust dated September 30, 1999 (the "Trust Instrument"), the Trust's Certificate of Trust (the "Certificate of Trust") as filed with the Secretary of State of Delaware on October 4, 1999 and the certificate of good standing of the Trust issued by the Secretary of State of Delaware on August 2, 2000; (b) resolutions of the Trustees of the Trust adopted at meetings on March 2, 2000 and July 28, 2000, authorizing the establishment of each Fund and the issuance of the Shares; and (c) the Amendment. Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated. We have not undertaken a review of other Delaware law or of any administrative decisions or other court decisions in connection with rendering this opinion.

Board of Trustees
August 3, 2000
Page 2

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Amendment and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable. This opinion is rendered to you in connection with the Amendment. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof. We hereby consent to the filing of this opinion as an exhibit to Amendment.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP




By:      /s/ Kimberly J. Smith
         ---------------------
         Kimberly J. Smith